UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April  5, 2019

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On April 5, 2019 (the “Effective Date”), U.S. Auto Parts Network, Inc. (the “Company”) and Neil Watanabe,  the Company’s  previous Chief Financial Officer (“Mr. Watanabe”), entered into a separation agreement to set forth the terms and conditions of Mr. Watanabe’s separation from service with the Company (the “Separation Agreement”). As previously disclosed, Mr. Watanabe resigned from the Company as of March 15, 2019. Mr. Watanabe’s resignation is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

The Separation Agreement includes mutual releases by Mr. Watanabe and the Company of all claims related to Mr. Watanabe’s employment and service relationship with, and termination of employment and service from, the Company. Pursuant to the terms of the Separation Agreement, Mr. Watanabe will be entitled to receive the following benefits in accordance with the terms of his employment agreement and equity grants previously entered into with the Company:

Continuation of his base salary for a period of twelve (12) months following the Separation Date, payable on a bi-weekly basis in accordance with the Company’s payroll practices for its employees;

If Mr. Watanabe elects continuation coverage under the Company’s medical plan under COBRA, reimbursement for his COBRA payments for a period of twelve (12) months;

Accelerated vesting of 31,177 restricted stock unit awards; and

An extended option exercise period following his separation date during which all of Mr. Watanabe’s outstanding vested stock options shall remain exercisable until the earlier of (i) the expiration of such options, or (ii) a period of twelve (12) months following his separation date.

The Separation Agreement also provides, among other things, that Mr. Watanabe will abide by confidentiality, non-solicitation and non-disparagement covenants entered into with the Company, and that he will continue to cooperate with the Company in any litigation or similar proceedings relating to his service with the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement and Release of Claims which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims, dated April 5, 2019, by and between U.S. Auto Parts Network, Inc. and Neil Watanabe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2019	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ David Meniane
David Meniane
Chief Financial Officer